UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                December 10, 2013

             WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 10, 2013, the Steel Processing Segment (“Worthington Steel”) of Worthington Industries, Inc. ( the “Company”) announced to its employees that its Baltimore steel facility will be closing by the end of its fiscal year, May 31, 2014.  With the consolidation of the steel industry, many of the mills that previously supplied the Baltimore facility have closed, negatively impacting the supply chain there.  The Company has concluded that it can more efficiently service its customers in the Mid-Atlantic Region from other Worthington facilities and processing partners, and believes it will retain most of the business.

Production at Baltimore will wind down over the coming months.  Employees there will have the opportunity to apply for job openings at other Worthington facilities.  For employees who will not continue with the Company, severance and outplacement services will be provided.

The Company does not expect the net effect from the wind down and closure of the Baltimore facility to have a material impact on its financial position or results of operation.

Item 9.01               Financial Statements and Exhibits.

(a) – (c)                   Not applicable.

(d)                            Exhibits:  None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: December 11, 2013	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary